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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Borg-Warner Automotive, Inc. on Form S-4 of our report dated January 30, 1998 (February 13, 1998 as to the third paragraph of Note 4), incorporated by reference in the Annual Report on Form 10-K of Borg-Warner Automotive, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Chicago, Illinois
January 21, 1999